UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 11, 2010

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective February 11, 2010, Marsh & McLennan Companies, Inc. (“MMC”) and Marsh Inc. (“Marsh”) and their subsidiaries and affiliates entered into an Amended and Restated Agreement (the “Amended and Restated Agreement”) with the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, which replaces the Settlement Agreement entered into by the parties dated January 30, 2005, as amended (the “Settlement Agreement”).

Under the Amended and Restated Agreement, Marsh has agreed to apply the disclosure requirements of New York State Regulation No. 194 across the United States; to continue its training and compliance programs; and to continue to adhere to other legal requirements relating to insurance transactions.

A copy of the Amended and Restated Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

10.1

Amended and Restated Agreement between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc., and their subsidiaries and affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &

     Corporate Secretary

Date:	February 16, 2010

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Exhibit Index

Exhibit No.	Exhibit

10.1

Amended and Restated Agreement between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc., and their subsidiaries and affiliates.

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